Exhibit 5.1

Museum Tower

150 West Flagler Street, Suite 2200

Miami, FL 33130

(305) 789-3200

stearnsweaver.com

October 6, 2020

Heritage Global Inc.

12625 High Bluff Drive, Suite 305

San Diego, California 92130

Ladies and Gentlemen:

You have requested our opinion, as local counsel to Heritage Global Inc., a Florida corporation (the “Company”), with respect to certain matters in connection with the offering by the Company of up to 5,462,500 shares of its common stock, par value $0.01 per share (the “Shares”), including up to 712,500 Shares that may be sold pursuant to the exercise of an option to purchase additional Shares, pursuant to a Registration Statement on Form S-3 (Registration Statement No. 333-248578) (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on September 3, 2020 and declared effective on September 15, 2020, the prospectus included within the Registration Statement (the “Base Prospectus”), and the prospectus supplement, dated October 2, 2020, filed with the Commission pursuant to Rule 424(b) of the Act (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”). The Shares are to be issued and sold by the Company as described in the Registration Statement and the Prospectus.

In connection with this opinion, we have examined and relied upon the Registration Statement, the Prospectus, the Company’s Amended and Restated Articles of Incorporation, as amended through, and in effect, as of the date hereof, the Company’s Restated Bylaws, as amended through, and in effect, as of the date hereof, and such other records, documents, certificates, memoranda and instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have also examined and are relying upon the proceedings taken by the Company to authorize the issuance and sale of the Shares under the Registration Statement and the Prospectus.

In rendering this opinion, we have assumed, without independent investigation, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, the accuracy, completeness and authenticity of certificates of public officials and the due authorization, execution and delivery of all documents by all persons other than the Company where authorization, execution and delivery are a prerequisite to the effectiveness thereof, including the due authorization, execution and delivery of the underwriting agreement relating to the issuance and sale of the Shares as contemplated by the Registration Statement and the Prospectus (the “Underwriting Agreement”). We have also assumed that the Underwriting Agreement is enforceable in accordance with its terms under applicable law. In addition, as to questions of fact material to the opinion expressed herein, we have relied upon such certificates of public officials, corporate agents and officers of the Company and such other certificates as we deemed relevant.

We are licensed to practice law only in the State of Florida.  Our opinion herein is expressed solely with respect to the applicable laws of the State of Florida. We do not express any opinion as to any other laws, statutes, ordinances, rules, or regulations nor the effect that any such laws, statutes, ordinances, rules, or regulations may have on the opinion expressed herein. In addition, we express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

On the basis of, and subject to, the foregoing, and in reliance thereon, we are of the opinion that the Shares have been duly authorized and, when issued and sold in accordance with the Registration Statement and the Prospectus (including against payment of adequate consideration therefor in accordance with the terms of the Prospectus), will be validly issued, fully paid and non-assessable.

We are opining only as to the matters expressly set forth herein and solely for the benefit of the Company in connection therewith, and no opinion is implied or should be inferred as to any other matters.  This opinion is rendered as of the date hereof, and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement and to the filing of this opinion as an exhibit to a Current Report on Form 8-K to be filed by the Company with the Commission for incorporation by reference into the Registration Statement. In giving such consent, we do not thereby admit that we are an “expert” within the meaning of the Act.

Very truly yours,

/s/ STEARNS WEAVER MILLER WEISSLER

ALHADEFF & SITTERSON, P.A.